SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2017 (April 10, 2017)

Neuralstem, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 10, 2017, the compensation committee (“Committee”) of Neuralstem, Inc. (the “Company”) recommended and the board of directors (“Board”) approved the reinstatement of non-employee Board compensation for the period between July 1, 2016 and July 1, 2017. Upon reviewing the Company’s cash position, resulting primarily from its receipt of a $20,000,000 strategic investment from Tianjin Pharmaceutical Group International Holdings Co., Ltd., the Board and Committee determined that the previously deferred annual compensation of $100,000 per non-employee member of the Board would be reinstated and paid, at the election of each director (i) in cash, (ii) in conditional stock option grants, subject to the applicable NASDAQ rules or (iii) a combination thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 13, 2017	Neuralstem, Inc.

/s/ Richard Daly
By: Richard Daly
Chief Executive Officer